                                                                    EXHIBIT 10.1

                               CREDIT AGREEMENT,

                          dated as of October 1, 1997,


                                     among

                              THE RUG BARN, INC.,
                            HOME INNOVATIONS, INC.,
                                 DHA HOME, INC.
                          AND R.A. BRIGGS AND COMPANY,

                                 AS BORROWERS,

                         DECORATIVE HOME ACCENTS, INC.,
                              DRAYMORE MFG. CORP.
                          AND HOME INNOVATIONS, INC.,

                                 AS GUARANTORS,

                                      and

               THE LENDERS LISTED ON THE SIGNATURE PAGES HERETO,

                                   AS LENDERS

                               Table of Contents

                                                                                            Page
                                                                                            ----
ARTICLE I   DEFINITIONS; CONSTRUCTION                                                         1

    1.01. Certain Definitions                                                                 1
    1.02. Construction                                                                       10
    1.03. Accounting Principles                                                              11

ARTICLE II   THE TERM LOAN                                                                   11

    2.01. Term Loan                                                                          11
    2.02. Term Notes                                                                         11
    2.03. Maturity Date                                                                      11
    2.04. Joint and Several Liability                                                        11
    2.05. Post-Petition Closing Fee                                                          12
    2.06 Interest Rate                                                                       13
    2.07 Interest Payment Dates                                                              13
    2.08. Payments                                                                           13
    2.09. Use of Proceeds                                                                    13
    2.10. Taxes                                                                              13

ARTICLE III   CONDITIONS PRECEDENT TO TERM LOAN                                              14

    3.01. Conditions Precedent to Term Loan                                                  14

ARTICLE IV   REPRESENTATIONS AND WARRANTIES                                                  17

    4.01. Corporate Existence, Power and Authority; Subsidiaries                             17
    4.02. Financial Statements; No Material Adverse Change                                   17
    4.03. Chief Executive Office; Collateral Locations                                       18
    4.04. Priority of Liens; Title to Properties                                             18
    4.05. Maintenance of Equipment                                                           18
    4.06. Tax Returns                                                                        18
    4.07. Litigation                                                                         18
    4.08. Compliance with Other Agreements and Applicable Laws                               19
    4.09. Employee Benefits                                                                  19
    4.10. Environmental Compliance                                                           20
    4.11. Accuracy and Completeness of Information                                           20
    4.12. Survival of Warranties; Cumulative                                                 21
    4.13. Enforceability of Loan Documents                                                   21


    4.14. Nature of Business                                                                21
    4.15. Use of Proceeds                                                                   21
    4.16. Registration and Transfer of Term Notes                                           21
    4.17. Administrative Priority; Lien Priority.                                           22
    4.18. Bankruptcy Court Orders                                                           22

ARTICLE V   COLLATERAL                                                                      22

    5.01. Grant of Security Interest                                                        22
    5.02. Security for Secured Obligations                                                  25
    5.03. Proceeds of Collateral                                                            26
    5.04. Administrative Priority                                                           26
    5.05. Grants, Rights and Remedies Cumulative                                            26
    5.06. No Filings Required                                                               26
    5.07. Survival                                                                          26

ARTICLE VI   AFFIRMATIVE AND NEGATIVE COVENANTS                                             26

    6.01. Covenants Under Congress Loan Agreement                                           26
    6.02. Liens                                                                             27
    6.03. Indebtedness                                                                      27
    6.04. Interim Order; Final Order; Administrative Priority; Lien Priority;
                  Payment of Claims                                                         27
    6.05. Overadvances; Budget; No Amendment; Financial Covenants                           27
    6.06. Replacement of Schedule VI                                                        28

ARTICLE VII   DEFAULTS                                                                      28

        7.01. Events of Default                                                             28
        7.02. Consequences of an Event of Default                                           31
        7.03. Certain Remedies                                                              32

ARTICLE VIII   GUARANTEE                                                                    32

        8.01. Guarantee                                                                     32
        8.02. Nature of Guarantee                                                           32
        8.03. Authorization                                                                 33
        8.04. Right to Demand Full Performance                                              34
        8.05. Certain Waivers                                                               34

        8.06. The Guarantors Remain Obligated in Event the Borrowers Are No
                  Longer Obligated to Discharge Obligations                                 35
        8.07. Severability of Void Obligations under Guarantee                              35
        8.08. Guarantee Is in Addition to Other Security                                    35



          8.09. Release of Security Interest                                                                     35
          8.10. No Bar to Further Actions                                                                        35
          8.11. Failure to Exercise Rights Shall Not Operate as a Waiver;
                        No Suspension of Remedies.                                                               36
          8.12. Lenders' Duties; Notice to Lenders.                                                              36
          8.13. Successors and Assigns                                                                           36
          8.14. Release of Guarantee                                                                             36
          8.15. Execution of Guarantee                                                                           37
          8.16. No Subrogation; Certain Agreements.                                                              37
          8.17. Bankruptcy; No Discharge                                                                         37

ARTICLE IX   MISCELLANEOUS                                                                                       38

          9.01. Holidays                                                                                         38
          9.02. Amendments and Waivers                                                                           38
          9.03. No Implied Waiver; Cumulative Remedies                                                           38
          9.04. Notices                                                                                          39
          9.05. Expenses; Taxes; Attorneys' Fees; Indemnification                                                39
          9.06. Several and Not Joint; Limited Liability                                                         41
          9.07. Application                                                                                      41
          9.08. Severability                                                                                     41
          9.09. Governing Law                                                                                    42
          9.10. Prior Understandings                                                                             42
          9.11. Duration; Survival                                                                               42
          9.12. Counterparts                                                                                     42
          9.13. Successors and Assigns                                                                           42
          9.14. Waiver of Jury Trial                                                                             42
          9.15. Right of Setoff                                                                                  43
          9.16. Headings                                                                                         43



Exhibits
--------

Exhibit A Congress' Interim Financing Order
Exhibit B Congress' Final Financing Order
Exhibit C Final Order
Exhibit D Interim Order
Exhibit E Amended and Restated Intercreditor Agreement
Exhibit F Letter Agreement
Exhibit G Form of Term Note

Schedules
---------

Schedule I Real Property Collateral
Schedule II Terms of Repayment
Schedule III Wire Transfer Instructions
Schedule IV Subsidiaries
Schedule V Locations of Collateral
Schedule VI Congress Advance Limitations

                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT, dated as of October 1, 1997, among THE RUG BARN, INC., a South Carolina corporation, HOME INNOVATIONS, INC., a Delaware corporation, DHA HOME, INC., a Delaware corporation, and R.A. BRIGGS AND COMPANY, an Illinois corporation (each a "Borrower" and collectively, the "Borrowers"), DECORATIVE HOME ACCENTS, INC., a Delaware Corporation, DRAYMORE MFG. CORP., a North Carolina corporation, and HOME INNOVATIONS, INC., a New York corporation (each a "Guarantor" and collectively, the "Guarantors") and the lenders listed on the signature pages hereto (each a "Lender" and collectively, the "Lenders").

                                   BACKGROUND

     Each Borrower and Guarantor has filed separate petitions for relief under chapter 11 of title 11 of the United States Code with the United States Bankruptcy Court for the Southern District of New York and continues to operate its business as a debtor-in-possession.

     The Borrowers have requested the Lenders to provide the Borrowers with term loans having an aggregate principal amount equal to $3.75 million and, subject to the terms and conditions set forth herein, the Lenders have agreed to provide such loans.

     In consideration of the mutual covenants herein contained and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I


                           DEFINITIONS; CONSTRUCTION

     1.01. Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

     "Accelerated Maturity Date" shall mean the date on which the Obligations (including, without limitation, the entire unpaid principal balance of the Loans and accrued but unpaid interest thereon) shall become due and payable pursuant to the terms of any of the Loan Documents, including, without limitation, by reason of the occurrence of an Event of Default.

     "Affiliate" of a Person shall mean any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

     "Agreement" shall mean this Credit Agreement as amended, modified, supplemented or restated from time to time in accordance with the terms hereof.

     "Bankruptcy Code" shall mean Title 11, United States Code, 11 U.S.C. Section Section 101 et seq., or any similar United States federal or state law for the relief of debtors, as amended from time to time.

     "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Southern District of New York or the United States District Court for the Southern District of New York.

     "Bankruptcy Rules" shall mean the Federal Rules of Bankruptcy Procedure, as amended from time to time.

     "Borrower" and "Borrowers" shall have the meanings given such terms in the introductory paragraph to this Agreement.

     "Budget" shall have the meaning given such term in the Congress Financing Order as such budget is in effect on the date hereof without further amendment or modification.

     "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banking institutions are authorized or obligated to close in New York, New York.

     "Calvin Klein License" shall mean that certain License Agreement dated as of April 27, 1997, by and between Calvin Klein, Inc. and DHA Home, Inc., as the same may be amended or modified from time to time and any auxiliary agreement entered into in connection therewith.

     "Capitalized Lease" shall mean any lease which is required under GAAP to be capitalized on the balance sheet of the lessee.

     "Capitalized Lease Obligations" shall mean the aggregate amount which is required under GAAP to be reported as a liability on the balance sheet of a Person as lessee under a Capitalized Lease.

     "Case" shall mean, collectively, the voluntary chapter 11 cases of the Debtors under the Bankruptcy Code pending in the Bankruptcy Court.

     "Closing Date" shall mean the date on which the conditions set forth in
Section 3.01 hereof shall be satisfied.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

     "Collateral" shall have the meaning given such term in Section 5.01 hereof.

     "Congress" shall mean Congress Financial Corporation, a California corporation.

     "Congress Debt Documents" shall mean the Congress Loan Agreement, the Congress Financing Order and all other instruments and documents that are in effect as of the date hereof and are executed in connection with or otherwise relating to any Congress Debt Document, without further amendment, waiver or modification.

     "Congress Financing Order" shall mean (i) that certain interim order in the form of Exhibit A hereto from and after the date such order is entered by the Bankruptcy Court until the date that the final order in the form of Exhibit B hereto is entered by the Bankruptcy Court and (ii) such final order from and after the date such order is entered by the Bankruptcy Court.

     "Congress Liens" shall mean the Liens granted to Congress pursuant to the Congress Loan Agreement and/or the Congress Financing Order.

     "Congress Loan Agreement" shall mean that certain Loan and Security Agreement, dated November 12, 1996, as amended as of the date hereof pursuant to the Congress Ratification Agreement, by and between Congress, the Borrowers and the Guarantors (but without further amendment, waiver or modification).

     "Congress Ratification Agreement" shall mean that certain Ratification and Amendment Agreement, dated October 1, 1997, by and between the Debtors and Congress.

     "Debtors" shall mean the Borrowers and the Guarantors.

     "Decorative Home" shall mean Decorative Home Accents, Inc., a Delaware corporation.

     "Designated Borrowing Officer" shall mean Murphy L. Fontenot or Jay N. Baker, or such other officer as shall be designated from time to time in writing by the Borrowers to Lenders.

     "Designated Financial Officer" of a Person shall mean the individual designated from time to time by the Board of Directors or governing body performing like functions of such Person to be the chief financial officer or treasurer of such Person (and individuals designated from time to time by the Board of Directors or governing body performing like functions of such Person
****************************************************************

     ***************************************************************************
********************

     ***************************************************************************
********************************************************************************
*

     ***************************************************************************
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***************************************ty, the environment and natural resources. Environmental Laws include but are not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) ("CERCLA"); the Hazardous Material Transportation Act, as amended (49 U.S.C. Section 180 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 et seq.) ("RCRA"); the Toxic Substance Control Act, as amended (15 U.S.C. Section 2601 et seq.); the Clean Air Act, as amended (42 U.S.C. Section 7401 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251 et seq.); and their state and local counterparts or equivalents.

     "Environmental Liabilities and Costs" shall mean all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, expert and consulting and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any environmental condition or a Release of Hazardous Materials from or onto (i) any property presently or formerly owned by any of the Borrowers or any of the Guarantors or (ii) any facility which received Hazardous Materials generated by any of the Borrowers or any of the Guarantors.

     "Environmental Lien" shall mean any Lien in favor of any Governmental Authority or any other Person for Environmental Liabilities and Costs.

     "Equipment" shall have the meaning given such term in Section 5.01(a) hereof.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

     "ERISA Affiliate" shall mean any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as any Borrower, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with any Borrower, or (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as any Borrower, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

     "Event of Default" shall mean any of the Events of Default described in
Section 7.01 hereof.

     "Final Order" shall mean the order of the Bankruptcy Court, in the form of Exhibit C hereto, entered after a final hearing under Bankruptcy Rule 4001(c)(2), approving this Agreement and the other Loan Documents and authorizing the Debtors to incur permanent post-petition secured and super-priority indebtedness in accordance with this Agreement, and which is in effect and is not stayed and as to which (a) the time to appeal or petition for certiorari has expired and as to which no appeal, petition for certiorari or other proceeding for reargument or rehearing shall then be pending, or (b) in the event that an appeal, writ of certiorari or reargument or rehearing thereof has been sought and is pending, such order of the Bankruptcy Court shall have been affirmed by the highest court to which the order was appealed or certiorari, reargument or rehearing has been denied, and the time to take any further appeal, petition for certiorari, or move for reargument or rehearing shall have expired.

     "GAAP" shall mean generally accepted accounting principles as such principles shall be in effect in the United States at the relevant date.

     "Governmental Authority" shall mean any nation or government, any federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guarantee" shall mean the guarantees granted by the Guarantors to Lenders pursuant to Article VIII hereof.

     "guarantee" of or by any Person shall mean any obligation of such Person guaranteeing any Indebtedness of any other Person (the "primary obligor"), directly or indirectly, through an agreement (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness against loss, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

     "Guarantor" and "Guarantors" shall have the meanings given to such terms in the introductory paragraph to this Agreement.

     "Hazardous Materials" shall mean (i) any element, compound or chemical that is defined, listed or otherwise classified as a solid waste contaminant, pollutant, toxic pollutant, hazardous substance, extremely hazardous substance, toxic substance, hazardous waste, or special waste under any Environmental Law;
(ii) petroleum and its refined fractions, (iii) any dielectric fluids containing more than 50 parts per polychlorinated biphenyls, (iv) any flammable, explosive or radioactive materials; and (v) any other materials used or stored by any Borrower, building, components (including but not limited to asbestos containing materials) and manufactured products containing Hazardous Materials.

     "Indebtedness" shall mean as to any Person (i) indebtedness for borrowed money; (ii) indebtedness for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of business and payable in accordance with customary practices); (iii) indebtedness evidenced by bonds, debentures, notes or other similar instruments (other than performance, surety and appeal or other similar bonds arising in the ordinary course of business); (iv) obligations and liabilities secured by a Lien upon property owned by such Person, whether or not owing by such Person and even though such Person has not assumed or become liable for the payment thereof; (v) any guarantee, direct or indirect, by such Person of any obligations and liabilities; (vi) obligations or liabilities created or arising under any conditional sales contract or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession of such property; (vii) Capitalized Lease Obligations; (viii) all liabilities in respect of letters of credit, acceptances and similar obligations created for the account of such Person; and (ix) net liabilities of such Person under interest rate cap agreements, interest rate swap agreements, foreign currency exchange agreements and other hedging agreements or arrangements calculated on a basis satisfactory to the Lenders and in accordance with accepted practice.

     "Indemnified Parties" shall have the meaning given such term in Section
9.05 hereof.

     "Interim Order" shall mean the order of the Bankruptcy Court, substantially in the form of Exhibit D hereto, entered after a hearing under Bankruptcy Rule 4001(c)(2), approving this Agreement and the other Loan Documents and authorizing the

Debtors to incur interim post-petition secured and super-priority indebtedness in accordance with this Agreement.

     "Intercreditor Agreement" shall mean the Amended and Restated Intercreditor Agreement, substantially in the form of Exhibit E hereto, by and among the Lenders and Congress and acknowledged by the Borrowers and the Guarantors, dated the Closing Date hereof, as amended, modified and supplemented and in effect from time to time, regarding the relative priority of the Liens granted to the Lenders under this Agreement and the Congress Liens.

     "Interest Rate" shall have the meaning given such term in Section 2.06 hereof.

     "Inventory" shall mean all goods and merchandise of the Borrowers and the Guarantors including, but not limited to, all raw materials, work in process, finished goods, materials and supplies of every nature used or usable in connection with the shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired and all such property, the sale or disposition of which would give rise to accounts receivable or cash.

     "Lender" and "Lenders" shall have the meanings given such terms in the introductory paragraph to this Agreement.

     "Letter Agreement" shall mean the letter agreement, dated as of May 15, 1997, among Decorative Home, TCW Special Credits Fund V - The Principal Fund, the entities listed on Schedule I thereto, and Magten, as agent on behalf of certain of its accounts, a copy of which Letter Agreement is attached hereto as Exhibit F.

     "Lien" shall mean any mortgage, deed of trust, pledge, lien, claim, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

     "Loan" or "Loans" shall mean any and all loans made by the Lenders to the Borrowers under this Agreement.

     "Loan Documents" shall mean this Agreement, the Term Notes, the Intercreditor Agreement, the Order and all other instruments, agreements and documents from time to time delivered in connection herewith or therewith.

     "Magten" shall mean Magten Asset Management Corp., as agent on behalf of certain of its accounts.

     "Material Adverse Effect" shall mean a material adverse effect upon (i) any Borrower's or Guarantor's assets, property, prospects, or condition, financial or otherwise, (ii) the Collateral or Lenders' security interest therein, (iii) any Borrower's or Guarantor's ability to pay or perform the Obligations, or (iv) any of the Lenders' rights and remedies under any Loan Document or applicable law or the Lenders' ability to enforce any such rights and remedies.

     "Maturity Date" shall mean the earlier to occur of (a) the Accelerated Maturity Date, (b) the Stated Maturity Date, and (c) the first anniversary of the Petition Date.

     "Note Register" shall have the meaning given such term in Section 4.17 hereof.

     "Note Registrar" shall have the meaning given such term in Section 4.17 hereof.

     "Obligations" shall mean any and all Loans and all other indebtedness, obligations, indemnities and liabilities of every kind, nature and description owing by any one or more Borrowers to Lenders and/or their respective Affiliates including, without limitation, the Post-Petition Closing Fee and all principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to a Borrower under the Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lenders.

     "Order" shall mean (i) the Interim Order until the date that the final order in respect of the Interim Order becomes the Final Order and (ii) the Final Order from and after the date the Final Order is in existence.

     "Other Taxes" shall have the meaning given to such term in Section 2.10(a) hereof.

     "Percentage Interest" shall mean, with respect to each Lender, the percentage interest of each Term Loan made by such Lender as set forth next to such Lender's name on the signature pages hereto.

     "Permitted Liens" shall mean, collectively, the (i) Congress Liens, (ii) Liens granted pursuant to the Loan Documents, (iii) Liens permitted under the Congress Loan Agreement but only to the extent such Liens exist as of the date hereof and (iv) Liens granted pursuant to the Prior Credit Agreement or any other "Loan Document" as such term is defined in the Prior Credit Agreement.

     "Person" shall mean an individual, corporation, partnership, limited liability company, limited liability partnership, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), Governmental Authority or agency, or any other entity.

     "Petition Date" shall mean the date of the commencement of the Case.

     "Post-Petition Closing Fee" shall have the meaning given such term in
Section 2.05 hereof.

     "Potential Default" shall mean any event or condition which, with notice or passage of time, or any combination of the foregoing, would constitute an Event of Default.

     "Prior Credit Agreement" shall mean that certain Credit Agreement, dated as of May 23, 1997, as amended from time to time, by and among the Borrowers, the Guarantors and the Lenders.

     "Real Property Collateral" shall mean the parcels of real property and the related improvements thereto identified on Schedule I hereto.

     "Receivables" shall have the meaning given such term in Section 5.01(c) hereof.

     "Related Contracts" shall have the meaning given such term in Section 5.01(c) hereof.

     "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Hazardous Material into the indoor or outdoor environment or onto or from any property presently or formerly owned or operated by any of the Borrowers or any of the Guarantors, or at any disposed facility that received Hazardous Materials generated by any of the Borrowers or any of the Guarantors including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

     "Remedial Action" shall mean all actions necessary to monitor, assess, evaluate, investigate, clean up, remove or treat any Release or threatened Release of Hazardous Materials or to prevent, mitigate or minimize any Release or threatened Release so that the Release or threatened

Release does not migrate or endanger or threaten to endanger public health or welfare or the environment.

     "Restructuring" shall have the meaning given such term in the Letter Agreement.

     "Secured Obligations" has the meaning given to such term in Section 5.02 hereof.

     "Stated Maturity Date" shall mean the Effective Date.

     "Subsidiary" shall mean, with respect to any Person, any corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association or other business entity of which an aggregate of 30% or more of the outstanding stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned or controlled by such Person and/or one or more Subsidiaries of such Person.

     "Taxes" shall have the meaning given such term in Section 2.10(a) hereof.

     "Term Loan" shall have the meaning given such term in Section 2.01 hereof.

     "Term Notes" shall have the meaning given such term in Section 2.02 hereof.

     "Trademarks" shall have the meaning given such term in Section 5.01(d) hereof.

     "Trademark Licenses" shall have the meaning given such term in Section 5.01(d) hereof.

     1.02. Construction

     tc \l 1 "1.02. Construction". Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole and "or" has the inclusive meaning represented by the phrase "and/or." References in this Agreement to "determination" by the Lenders include good faith estimates by the Lenders (in the case of quantitative determinations) and good faith beliefs by the Lenders (in the case of qualitative determinations). The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this

Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement and the Table of Contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified.

     1.03. Accounting Principles

     . Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement (other than the Budget) shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP. Notwithstanding the definition of GAAP contained in this Agreement, no change in GAAP that would affect the method or calculation o*******************************************************************************
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************************************ Hundred and Fifty Thousand Dollars
($3,750,000) on the Closing Date (collectively, the "Term Loan").

     2.02. Term Notes. The Borrowers agree that in order to evidence the Term Loan, the Borrowers will execute and deliver to each Lender on the Closing Date a promissory note, dated the Closing Date, substantially in the form of Exhibit G (collectively, the "Term Notes"), payable to the order of such Lender in the principal amount of its respective Percentage Interest in the Term Loan.

     2.03. Maturity Date. On the Maturity Date, all Obligations (including, without limitation all outstanding amounts under the Term Notes and the Post-Petition Closing Fee and all accrued and unpaid interest on the Obligations) shall become immediately due and payable without notice or demand.

     2.04. Joint and Several Liability. (a) Each of the Borrowers shall be jointly and severally liable with the other Borrowers for the Obligations, and each of the Obligations shall be secured by all of the Collateral. Each of the Borrowers acknowledges that it is a co-borrower hereunder and is jointly and severally liable under this Agreement and the other Loan Documents. All financial accommodations extended to any of the Borrowers or requested by any of the Borrowers shall be deemed to be financial accommodations extended for each of the Borrowers, and each of the Borrowers hereby authorizes each other of the Borrowers to effectuate borrowings on its behalf. Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, the Lenders shall be entitled to rely upon any request, notice or other communication received by them from any of the Borrowers on behalf of all Borrowers, and shall be entitled to treat their giving of any notice hereunder to any of the Borrowers as notice to each and all Borrowers.

     (b) Each of the Borrowers agrees that the joint and several liability of the Borrowers provided for in this Section 2.04 shall not be impaired or affected by any modification, supplement, extension or amendment or any contract or agreement to which the other Borrowers may hereafter agree (other than an agreement signed by the Lenders specifically releasing such liability), nor by any delay, extension of time, renewal, compromise or other indulgence granted by any Lender with respect to any of the Obligations, nor by any other agreements or arrangements whatsoever with the other Borrowers or with any other person, each of the Borrowers hereby waiving all notice of such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of each of the Borrowers is direct and unconditional as to all of the Obligations, and may be enforced without requiring any Lender first to resort to any other right, remedy or security. Each of the Borrowers hereby expressly waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations, the Term Notes, the Post-Petition Closing Fee, this Agreement or any other Loan Document and any requirement that the Lenders protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any of the Borrowers or any other person or any Collateral.

     (c) Each of the Borrowers hereby irrevocably waives and releases each other of the Borrowers from all "claims" (as defined in Section 101(5) of the Bankruptcy Code) to which such Borrowers are or would be entitled by virtue of the provisions of the subsection 2.04(b) hereof or the performance of such Borrower's obligations thereunder including, without limitation, any right of subrogation (whether contractual, under Section 509 of the Bankruptcy Code or otherwise), reimbursement, contribution, exoneration or similar right, or indemnity, or any right of recourse to security for any of the Obligations.

     2.05. Post-Petition Closing Fee. On the Closing Date, a closing fee of $937,500 (the "Post-Petition Closing Fee") shall be for all purposes fully earned and non-refundable by Lenders (it being agreed that, as of the Closing Date, the Post-Petition Closing Fee shall be deemed to be a portion of the Obligations by the Borrowers to Lenders hereunder); provided, however, that Lenders shall be deemed to have waived Borrowers' obligation to pay the Post-Petition Closing Fee if either (i) the Restructuring is not consummated consistent with the terms and conditions described in the Letter Agreement solely by reason of Magten's breach of its commitments described in the Letter Agreement or

(ii) the Restructuring is consummated and on the Effective Date all outstanding Obligations are repaid in full from the proceeds of a secured term loan on the terms and conditions set forth in Schedule II hereto and on such other terms and conditions acceptable to the Term Lenders in their sole discretion.

     2.06 Interest Rate. The Obligations shall bear interest at a rate (the "Interest Rate") per annum equal to the greater of (i) the highest per annum interest rate for "Loans" (as such term is used in the Congress Loan Agreement) in effect from time to time under the Congress Loan Agreement plus 3% and (ii) 12%.

     2.07 Interest Payment Dates. The Borrowers shall pay interest on the unpaid principal amount of each Loan and the Post-Petition Closing Fee from the Closing Date until such principal amount shall be paid in full, which interest shall be payable monthly in arrears on the first Business Day of each month, commencing October 1, 1997.

     2.08. Payments. (a) Time, Place and Manner. All payments to be made in respect of the Obligations or other amounts due hereunder, under the Term Notes or any other Loan Document shall be payable at or before 12:00 Noon, New York City time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. Such payments shall be made in Dollars by wire transfer in funds immediately available to each Lender in its Percentage Interest of such payments according to the wire instructions set forth on Schedule III hereto (or at any other address at which such Lender shall notify the Borrowers in writing), without setoff, counterclaim or other deduction or defense of any nature or kind whatsoever. Interest on all Obligations and all fees that accrue on a per annum basis shall be computed on the basis of the actual number of days elapsed in the period during which interest or such fee accrues and a year of 360 days. In computing interest on any Loan, the date of the making of such Loan shall be included and the date of payment shall be excluded.

     (b) Interest Upon Events of Default. To the extent permitted by law, after there shall have occurred and so long as there is continuing an Event of Default pursuant to Section 7.01, all principal, interest, fees, indemnities or any other Obligations of the Borrowers hereunder, or under any Term Note or any other Loan Document (and including, without limitation, interest accrued under this subsection 2.08(b)) shall compound on a daily basis as provided in this subsection 2.08(b) and shall bear interest for each day until paid (before and after judgment), payable on demand, at a rate per annum of 2% above the Interest Rate for such day.

     2.09. Use of Proceeds. The Borrowers hereby covenant, represent and warrant that the proceeds of the Term Loan made to them will be used for the purposes set forth in the Budget through the Effective Date.

     2.10. Taxes. (a) All payments made by any Borrower or Guarantor hereunder, under the Term Notes or under any other Loan Document will be made without setoff, counterclaim or other deduction or defense of any nature or kind whatsoever. All such payments shall be made free and clear of, and without deduction for, any present or future income, franchise, sales, use, excise, stamp or other taxes, levies, imposts, deductions, charges, fees, withholdings, restrictions or conditions of any nature now or hereafter imposed, levied, collected, withheld or assessed by any jurisdiction (whether pursuant to United States Federal, state, local or foreign law) or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities, excluding taxes on the overall net income of any Lender (such nonexcluded taxes are hereinafter collectively referred to as the "Taxes"). If any Borrower or Guarantor shall be required by law to deduct or to withhold any Taxes from or in respect of any amount payable hereunder,
(i) the amount so payable shall be increased to the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts payable to the Lenders pursuant to this sentence) the Lenders receive an amount equal to the sum they would have received had no such deductions or withholdings been made, (ii) such Borrower or Guarantor shall make such deductions or withholdings, and (iii) such Borrower or Guarantor shall pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law. Whenever any Taxes are payable by any Borrower, as promptly as possible thereafter, such Borrower or Guarantor shall send the Lenders an official receipt showing payment. In addition, the Borrowers and Guarantors agree to pay any present or future taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, recordation or filing of, or otherwise with respect to, this Agreement, the Term Notes or any other Loan Document (hereinafter referred to as "Other Taxes").

     (b) The Borrowers will indemnify each Lender for the amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.10) paid by such Lender and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be paid immediately following the date on which such Lender makes written demand.

     (c) If any Borrower or Guarantor fails to perform its obligations under this Section 2.10, the Borrowers shall indemnify the Lenders for any incremental taxes, interest or penalties that may become payable as a result of any such failure.

                                  ARTICLE III


                       CONDITIONS PRECEDENT TO TERM LOAN

     3.01. Conditions Precedent to Term Loan. This Agreement shall become effective as of the Business Day when each of the following conditions precedent shall have been satisfied and the obligation of Lenders to make the Term Loan hereunder shall be subject to the satisfaction of the following conditions precedent:

     (a) Payment of Expenses, Etc. The Borrowers shall have paid all amounts then owing to the Lenders by the Borrowers or Guarantors hereunder, or under any other Loan Document, including, without limitation, those amounts due and payable on the Closing Date pursuant to Section 9.05 hereof. The Borrowers shall have paid to counsel to the Lenders all fees and other client charges due to such counsel on the Closing Date.

     (b) Representations and Warranties; No Event of Default. The representations and warranties contained in Article IV of this Agreement and in each other Loan Document and certificate or other writing delivered to the Lenders pursuant hereto or thereto or prior to the Closing Date shall be correct on and as of the Closing Date as though made on and as of such date; and no Potential Default or Event of Default shall have occurred and be continuing on the Closing Date or would result from (i) this Agreement becoming effective in accordance with its terms or (ii) the Loans being made on the Closing Date.

     (c) Legality. The making of the Loans shall not contravene any law, rule or regulation applicable to the Lenders.

     (d) Delivery of Documents. Lenders shall have received on or before the Closing Date the following, each in form and substance satisfactory to the Lenders and their counsel and, unless indicated otherwise, dated the Closing
Date:

         (i) Each Lender shall have received its respective Term Note payable to the order of such Lender and duly executed by each Borrower;

         (ii) the Intercreditor Agreement duly executed by Congress and duly acknowledged by the Borrowers and the Guarantors;

         (iii) a copy of the resolutions adopted by the Board of Directors of each of the Borrowers and the Guarantors, certified as of the Closing Date by authorized officers thereof, authorizing (A) in the case of the Borrowers, the borrowings hereunder and the transactions contemplated by the Loan Documents to which each Borrower is or will be a party, and (B) the execution, delivery and performance by such Person of each Loan Document and the execution and delivery of the other documents to be delivered by such Person in connection therewith;

         (iv) a certificate of an authorized officer of each Borrower and the Guarantors, certifying the names and true signatures of the officers of such Person authorized to sign each Loan Document to which such Person is or will be a party and the other documents to be executed and delivered by such Person in connection therewith, together with evidence of the incumbency of such authorized officers;

         (v) a certificate of the Designated Financial Officer of each of the Borrowers, certifying as to the matters set forth in Section 3.01(b);

         (vi) a certificate of an authorized officer of the Borrowers certifying the names and true signatures of those officers of the Borrowers that are authorized to provide all notices under this Agreement and the Loan Documents; and

         (vii) such other agreements, instruments, approvals, opinions and other documents as the Lenders may reasonably request.

     (e) Lien Priority. The Liens in favor of the Lenders pursuant to the Loan Documents shall be valid and perfected, first priority Liens on the Collateral, subject only to the Permitted Liens.

     (f) Legal Restraints/Litigation. Except as set forth in any public filings made by any Borrower or Guarantor with the Securities and Exchange Commission, there shall be no (1) litigation, investigation or proceeding (judicial or administrative) pending or threatened against the Borrowers or the Guarantors or their respective assets or properties (other than the Case), by any Person relating in any way to the transactions contemplated by this Agreement and the other Loan Documents or the consummation of the Restructuring, (2) injunction, writ or restraining order restraining or prohibiting the transactions contemplated by this Agreement and the other Loan Documents or the consummation of the Restructuring, or (3) suit, action, investigation or proceeding (judicial or administrative) pending or threatened against the Borrowers or the Guarantors, or their assets, which, in the opinion of the Lenders, if adversely determined could have a Material Adverse Effect.

     (g) Indebtedness. The Borrowers and the Guarantors shall have no Indebtedness or other liabilities other than (1) Indebtedness to Congress under the Congress Loan Agreement, (2) Indebtedness permitted under the Congress Loan Agreement but only to the extent such Indebtedness exists as of the date hereof, and (3) Indebtedness permitted under the Loan Documents.

     (h) Material Adverse Effect. Since April 25, 1997, no situation, event or circumstance shall have occurred (other than the commencement of the Case) which could have a Material Adverse Effect which has not been fully and accurately disclosed to Lenders in writing.

     (i) Information. Debtors shall furnish Lender with all financial information, projections, budgets, business plans, cash flows and such other information as Lenders shall have requested.

     (j) No Trustee or Examiner, etc. No trustee, examiner, receiver or the like shall have been appointed or designated in the case with respect to any debtor, as debtor or debtor-in-possession, or its business, property or assets, and no motion or proceeding shall be pending seeking such relief.

     (k) Intercreditor Agreement. The Intercreditor Agreement shall be in full force and effect with respect to the security interests and liens securing the Obligations and the indebtedness under the Loan Documents.

     (l) Entry of Interim Order. The Interim Order shall have been entered by the Bankruptcy Court and such Interim Order shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed in any respect and, in the event that such order is the subject of any pending appeal, the performance of any obligation hereunder of any party hereto shall not be the subject of a stay pending appeal.

     (m) Compliance with Bankruptcy Laws. The Debtors shall have complied in full with the notice and other requirements of the Bankruptcy Code and any applicable Bankruptcy Rule or requirement of the Bankruptcy Court with respect to the Interim Order and/or the Final Order in a manner acceptable to Lenders and their counsel.

                                   ARTICLE IV


                         REPRESENTATIONS AND WARRANTIES

     Each Borrower and Guarantor hereby represents and warrants to Lenders the following (which shall survive the execution and delivery of this Agreement):

     4.01. Corporate Existence, Power and Authority; Subsidiaries. Each Borrower and Guarantor is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect. After giving effect to the Order, the execution, delivery and performance of this Agreement, the other Loan Documents and the transactions contemplated hereunder and thereunder are all within each Borrower's and Guarantor's corporate powers, have been duly authorized and are not in contravention of law or the terms of such Borrower's or Guarantor's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which such Borrower or Guarantor is a party or by which such Borrower or Guarantor or its property are bound. After giving effect to the Order, this Agreement and the other Loan Documents constitute legal, valid and binding obligations of each Borrower and Guarantor enforceable in accordance with their respective terms. No Borrower or Guarantor has any Subsidiaries except as set forth on Schedule IV hereto.

     4.02. Financial Statements; No Material Adverse Change. All financial statements relating to the Borrowers and Guarantors which have been delivered by any Borrower or Guarantor to Lenders on or prior to any date that this representation and warranty is made or deemed to be made have been prepared in accordance with GAAP and fairly present the financial condition and the results of operation of such of the Borrowers and Guarantors as are included therein as at the dates and for the periods set forth therein. There has been no situation, event or circumstance that has occurred since the Petition Date which could have a Material Adverse Effect.

     4.03. Chief Executive Office; Collateral Locations. The chief executive office of each Borrower and Guarantor and each Borrower's and Guarantor's records concerning Receivables are located only at the address set forth on the signature pages to this Agreement and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in
Schedule V hereto, subject to the right of a Borrower or Guarantor to establish new locations in accordance with Section 6.01 below. Schedule V correctly identifies any of such locations which are not owned by a Borrower or Guarantor and sets forth the owners and/or operators thereof and to the best of the applicable Borrower's and Guarantor's knowledge, the holders of any mortgages on such locations.

     4.04. Priority of Liens; Title to Properties. The security interests and liens granted to Lenders under this Agreement and the other Loan Documents constitute valid and perfected first priority liens and security interests in and upon the Collateral, subject only to the Permitted Liens. Each Borrower and Guarantor has good and marketable title to all of its properties and assets, subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lenders and the Permitted Liens.

     4.05. Maintenance of Equipment. The Equipment is, and will be kept by the Borrowers and Guarantors, in good operating condition and repair (ordinary wear and tear excepted).

     4.06. Tax Returns. Each Borrower and Guarantor has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it (without requests for extension except as previously disclosed in writing to Lenders). All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each Borrower and Guarantor has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except (a) certain taxes with respect to periods prior to the Petition Date and (b) taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or Guarantor and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

     4.07. Litigation. Except as set forth in any public filings made by any Borrower or Guarantor with the Securities and Exchange Commission, there is no present investigation by any governmental agency pending, or to the best of any Borrower's and Guarantor's knowledge threatened, against or affecting any Borrower or Guarantor, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of any Borrower's or Guarantor's knowledge threatened, against any Borrower or Guarantor or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement or the other Loan Documents, which has resulted, or if adversely determined against a Borrower or Guarantor could reasonably be expected to result, in any Material Adverse Effect.

     4.08. Compliance with Other Agreements and Applicable Laws. No Borrower or Guarantor is in default under, or in violation of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound (except for defaults or violations which have resulted from (a) the commencement or continuation of the Case, provided that any payments required to be made by any Debtor as a result thereof are currently stayed under applicable provisions of the Bankruptcy Code or (b) any rejection by a Debtor of any such agreement, contract, instrument, lease, or commitment pursuant to or in accordance with the Bankruptcy Code and as approved or confirmed by the Bankruptcy Court in the Case) and each Borrower and Guarantor is in compliance with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local governmental authority. No "Event of Default" (as defined in the Congress Loan Agreement) has occurred under the Congress Loan Agreement which has not been either waived by Congress prior to the Closing Date or cured prior to the Closing Date.

     4.09. Employee Benefits. (a) No Borrower or Guarantor or any of their ERISA Affiliates maintains or is required to contribute to, and no Borrower or Guarantor or any of their ERISA Affiliates previously maintained or was previously required to contribute to, any employee pension benefit plan subject to Title IV of ERISA.

     (b) No Borrower or Guarantor or any of their ERISA Affiliates has engaged in any transaction in connection with which a Borrower or Guarantor or any of their ERISA Affiliates could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code in an aggregate amount in excess of $500,000.

     (c) Full payment has been made of all amounts which any Borrower or Guarantor or any of their ERISA Affiliates is required to have contributed under the terms of each employee pension benefit plan as contributions to such plan as of the last day of the most recent fiscal year of such plan ended prior to the date hereof and where nonpayment could result in a liability to any Borrower or Guarantor or any of their ERISA Affiliates in an aggregate amount in excess of $500,000, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any employee pension benefit plan that is subject to Title IV of ERISA.

     (d) None of the Borrowers or Guarantors or their ERISA Affiliates is or has ever been obligated to contribute to any "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA) that is subject to Title IV of ERISA.

     4.10. Environmental Compliance. (a) No Borrower or Guarantor has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder, where such violation has had or could reasonably be expected to have a Material Adverse Effect. The operations of each Borrower and Guarantor comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

     (b) There has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person nor is any pending or to the best of any Borrower's or Guarantor's knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by any Borrower or Guarantor or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects any Borrower or Guarantor or its business, operations or assets or any properties at which any Borrower or Guarantor has transported, stored or disposed of any Hazardous Materials.

     (c) No Borrower or Guarantor has any material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

     (d) Each Borrower and Guarantor has all licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of such Borrower or Guarantor under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect.

     4.11. Accuracy and Completeness of Information. All information furnished by or on behalf of any Borrower or Guarantor in writing to Lenders in connection with this Agreement or any of the other Loan Documents or any transaction contemplated hereby or thereby, including, without limitation, all information on the Schedules attached hereto, is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a Material Adverse Effect, which has not been fully and accurately disclosed to Lenders in writing.

     4.12. Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Loan Documents shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lenders on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lenders regardless of any investigation made or information possessed by Lenders. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which any Borrower or Guarantor shall now or hereafter give, or cause to be given, to Lenders.

     4.13. Enforceability of Loan Documents. This Agreement is, and each other Loan Document to which each Borrower and each Guarantor is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of the Borrowers and the Guarantors, enforceable against the Borrowers and the Guarantors in accordance with its terms.

     4.14. Nature of Business. The Borrowers and the Guarantors are primarily engaged in the business of designing, manufacturing and marketing an extensive line of decorative home accessories.

     4.15. Use of Proceeds. The proceeds of the Term Loan shall be used for general working capital through the Effective Date in the ordinary course of business of the Borrowers and the Guarantors.

     4.16. Registration and Transfer of Term Notes. (a) The Borrowers shall cause to be kept at the principal executive office of The Rug Barn, Inc. a register (the register maintained in such office being herein referred to as the "Note Register") in which the Borrowers shall provide for the registration of the Term Notes and of transfers of Term Notes. The name and address of each registered holder of a Term Note, each transfer thereof made pursuant to paragraph (b) of this Section 4.16, and the name and address of each transferee of the Term Notes shall be registered in the Note Register. The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time. The Borrowers hereby appoint The Rug Barn, Inc. as security registrar (the "Note Registrar") for the purpose of registering Term Notes and transfers of Term Notes as herein provided.

     (b) Upon surrender for registration of transfer of any Term Note at the principal executive office of The Rug Barn, Inc., the Borrowers and the Guarantors shall execute and deliver, in the name of the designated transferee or transferees, one or more new Term Notes of denominations of a like aggregate principal amount. All Term Notes issued upon any registration of transfer of Term Notes shall be the valid obligations of the Borrowers and the Guarantors, evidencing the same debt (including, without limitation, the Guarantee), and entitled to the same benefits under this Agreement and the other Loan Documents, as the Term Notes surrendered upon such registration of transfer. Every Term

Note presented or surrendered for registration of transfer shall (if so required by the Borrowers) be duly endorsed, or be accompanied by a written instrument of transfer, in form reasonably satisfactory to the Borrowers duly executed by the registered holder thereof or his attorney duly authorized in writing. No service charge shall be made for any registration of transfer of Term Notes.

     4.17. Administrative Priority; Lien Priority.

     (a) After the entry of the Interim Order, the Secured Obligations will constitute allowed administrative expenses in the Case having priority over all administrative expenses and unsecured claims against the Borrowers and the Guarantors now existing or hereafter arising, of any kind or nature whatsoever (including, without limitation, all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code), subject to the terms and conditions of the Order.

     (b) The Liens on the Collateral granted hereby shall be valid and perfected first priority Liens to the extent provided in the Order.

     4.18. Bankruptcy Court Orders. The Order is in full force and effect, and has not been reversed, stayed, modified or amended absent the joinder and consent of the Lenders.

                                   ARTICLE V


                                   COLLATERAL

     5.01. Grant of Security Interest. As collateral security for all of the Secured Obligations, each Borrower and each Guarantor hereby pledges and assigns to the Lenders, their successors and assigns, and hereby grants to the Lenders an undivided continuing senior, first priority security interest in and to all of such Borrower's or Guarantor's right, title and interest in and to the following, whether acquired prior to, on or after the Petition Date (the "Collateral"):

     (a) all equipment of any kind and in all of its forms, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired (including, but not limited to, all machinery, apparatus, furniture, fixtures, excluding fixtures bearing or identified by the Calvin Klein Intellectual Property (unless removed or as approved by Calvin Klein, Inc.), conveyors, tools, attachments, materials, storage and handling equipment, motor vehicles, boats, trucks, trailers, vessels, aircraft and rolling stock and all parts thereof), together with all substitutes, replacements, accessions and additions thereto, and all tools, parts, accessories and attachments used in connection therewith (hereinafter collectively referred to as the "Equipment");

     (b) all Inventory of any kind and in all of its forms, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired;

     (c) (i) all accounts, contract rights, chattel paper, instruments, deposit accounts, general intangibles and other obligations of any kind (including, but not limited to, any obligations of a Borrower or Guarantor to another Borrower or Guarantor) whether now or hereafter existing, whether now owned or hereafter acquired, and whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and (ii) all rights now or hereafter existing in and to all credit insurance, guaranties, letters of credit, security agreements, leases and other contracts now or hereafter existing and securing or otherwise relating to any such accounts, contract rights, chattel paper, instruments, deposit accounts, general intangibles or obligations (any and all such accounts, contract rights, chattel paper, instruments, deposit accounts, general intangibles and obligations being hereinafter referred to collectively as the "Receivables", and any and all such credit insurance, guaranties, letters of credit, leases, security agreements and other contracts, specifically excluding the Calvin Klein License, being hereinafter referred to collectively as the "Related Contracts");

     (d) (i) all trademarks, service marks, trade names, business names, trade styles, designs, logos, other source or business identifiers, copyrights and all general intangibles of like nature, now or hereafter owned, adopted, acquired or used by any Borrower or Guarantor, all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof), and all reissues, extensions or renewals thereof, together with all goodwill of the business symbolized by such marks and all customer lists, formulae and other records of any Borrower or Guarantor relating to the distribution of products and services in connection with which any of such marks are used, and all income, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past and future infringements or dilutions thereof and the right to sue for past, present and future infringements and dilutions thereof (hereinafter referred to collectively as the "Trademarks"); provided, however, that Trademarks excludes any and all interests and/or rights to use the trademark "Calvin Klein" (or "CK/Calvin Klein" or other derivative thereof) deriving from the Calvin Klein License or otherwise including any and all copyrights, copyrightable material or other intellectual property or proprietorial data or information which may exist or arise in connection therewith or relating thereto (collectively, the "Calvin Klein Intellectual Property"), and (ii) all licenses (other than the Calvin Klein License and any sublicenses thereunder), contracts or other agreements, whether written or oral, naming any Borrower or Guarantor as licensor or licensee and providing for the grant of any right to use any Trademark, together with any goodwill connected with and symbolized by any such trademark licenses or agreements and the right to prepare for sale and sell any and all Inventory now or hereafter owned by any

Borrower or Guarantor and now or hereafter covered by such licenses (hereinafter referred to collectively as the "Trademark Licenses");

     (e) (i) all moneys, securities and other property, and the proceeds thereof, now or hereafter held or received by, or in transit to, the Lenders from or for any Borrower or Guarantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all of the Borrowers' and Guarantors' claims against any Lender at any time existing; (ii) all rights relating to the sale or other transfer of property to, or the construction, renovation or other improvement of property by or for, any Borrower or Guarantor; (iii) all rights, interests, choses in action, causes of actions, claims and all other intangible property of every kind and nature, in each instance whether now owned or hereafter acquired by any Borrower or Guarantor, including, without limitation, all corporate and other business records, all loans, royalties, and all other forms of obligations receivable whatsoever (other than Receivables); (iv) all customer and supplier contracts, sale orders, rights under license and franchise agreements, and other contracts and contract rights (other than the Calvin Klein License); (v) all interests (including, without limitation, profit participations) in partnerships, joint ventures, corporations, limited liability companies or other Persons, and all other equity or debt securities issued by any Persons, including all moneys due from time to time in respect thereof; (vi) all federal, state and local tax refunds and federal, state and local tax refund claims; (vii) all right, title and interest under leases, subleases, licenses and concessions and other agreements relating to personal property, including all moneys due from time to time in respect thereof; (viii) all payments due or made to any Borrower or Guarantor in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any property by any Person, Governmental Authority or regulatory body; (ix) all deposit accounts (general or special) with any bank or other financial institution and all funds on deposit therein, and all certificates and instruments, if any, from time to time representing or evidencing any of such accounts; (x) all credits with and other claims against third parties (including carriers and shippers) (other than Receivables); (xi) all rights to indemnification; (xii) all reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interests in trusts; (xiii) all letters of credit, guaranties, liens, security interests and other security held by or granted to any Borrower or Guarantor; (xiv) all instruments, files, records, ledger sheets and documents covering or relating to any of the Collateral; (xv) all other intangible property, whether or not similar to the foregoing, in each instance, however and wherever arising (other than the Calvin Klein Intellectual Property); (xvi) all notes, certificates of deposit, deposit accounts, checks and other instruments from time to time hereafter delivered to or otherwise possessed by any Lender for or on behalf of any Borrower or Guarantor, in substitution for or in addition to any or all of the foregoing; and (xvii) all interest, dividends, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

     (f) the books and records of the Borrowers and the Guarantors relating to any of the Collateral, including, without limitation, all customer contracts, sale orders, minute books, ledgers, records, computer programs, software, printouts and other computer materials, customer lists, credit files, correspondence and advertising materials, in each case indicating, summarizing or evidencing any of the Collateral;

     (g) all of the shares of capital stock of each of the Borrowers and each of the Guarantors (other than Decorative Home);

     (h) the Real Property Collateral and any estates or interests in real property now owned and hereafter acquired by any Borrower or Guarantor (including, without limitation, leasehold estates or interests);

     (i) any such other property not included under paragraphs (a) through (h) above that would otherwise be deemed to constitute "Collateral" as defined in the Congress Loan Agreement, as such agreement may be amended, modified or replaced from time to time, or in any other Congress Debt Document (including, without limitation, the Congress Financing Order);

     (j) any and all other assets or property of any kind and in all of its forms, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, not included under paragraphs (a) through (i) above; and

     (k) all proceeds (in whatever form, whether cash, securities or any other type of property) of any and all of the foregoing Collateral (including, without limitation, (A) damages and payments for past or future infringements of the Trademarks and (B) the right to sue for past, present and future infringements of the Trademarks) and, to the extent not otherwise included, all payments under insurance (whether or not the Lenders are the loss payees thereof), any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral;

in each case howsoever any Borrower's or any Guarantor's interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

     Notwithstanding the foregoing, the senior, first priority security interest granted to the Lenders in the Collateral shall be subject to Permitted Liens.

     5.02. Security for Secured Obligations. The security interest created hereby in the Collateral constitutes continuing collateral security for the payment of all of the Obligations and all obligations of each Borrower and Guarantor now or hereafter arising under or with respect to this Agreement, the Guarantee, the Term Notes or any other Loan Document, whether for principal, premium, interest, fees, expenses or otherwise, including, without limitation, the obligations to pay the Term Loan and the Post-Petition Closing Fee and to perform each and every obligation set forth in this Agreement (including, without limitation, the Guarantee), the Term Notes and the other Loan Documents (all such obligations being hereinafter collectively referred to as the "Secured Obligations").

     5.03. Proceeds of Collateral. The proceeds of any sale or other disposition of Collateral by any Lender permitted under this Agreement or any other Loan Document shall be distributed by such Lender to each Lender based upon each Lender's Percentage Interest.

     5.04. Administrative Priority. The Borrowers and the Guarantors hereby agree that the Secured Obligations shall constitute allowed administrative expenses in the Case having priority over all administrative expenses and unsecured claims against the Borrowers and the Guarantors now existing or hereafter arising, of any kind or nature whatsoever (including, without limitation, all administrative expenses of the kind specified in sections 503(b) and 507(b) of the Bankruptcy Code), subject to the terms and conditions of the Order.

     5.05. Grants, Rights and Remedies Cumulative. The Liens and security interests granted pursuant to Section 5.01 hereof and administrative priority granted pursuant to Section 5.04 hereof may be independently granted by the Loan Documents and by other Loan Documents hereafter entered into. This Agreement, the Interim Order, the Final Order and such other Loan Documents supplement each other, and the grants, priorities, rights and remedies of the Lenders hereunder and thereunder are cumulative.

     5.06. No Filings Required. The Liens and security interests referred to in Section 5.01 hereof and in the other Loan Documents shall be deemed valid and perfected upon entry of the Interim Order and entry of the Interim Order shall have occurred on or before the Closing Date. The Lenders shall not be required to file any financing statements, notices of lien or similar instruments in any jurisdiction or filing office or to take any other action in order to validate or perfect the Liens and security interests granted by or pursuant to this Agreement, the Interim Order, the Final Order or any other Loan Document.

     5.07. Survival. The Liens, lien priority, administrative priorities and other rights and remedies granted to the Lenders pursuant to this Agreement, the Order and the other Loan Documents (specifically including, but not limited to, the existence, perfection and priority of the Liens and security interests provided herein and therein, and the administrative priority provided herein and therein) shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of debt by any Borrower or Guarantor (pursuant to section 364 of the Bankruptcy Code or otherwise), or by any dismissal or conversion of the Case, or by any other act or omission whatever, except in accordance with the Order.

                                   ARTICLE VI


                       AFFIRMATIVE AND NEGATIVE COVENANTS

     6.01. Covenants Under Congress Loan Agreement. Section 9 of the Congress Loan Agreement and any definitions of any capitalized terms set forth in such section which are set forth in the Congress Loan Agreement (as in effect on the date of this Agreement) shall be incorporated by reference in this Agreement (without regard to any amendment, supplement, modification or waiver relating thereto or the termination or expiration thereof) to the same extent as if set forth at length herein, except that all references to the term "Lender" shall mean the Lenders, and the Borrowers and Guarantors jointly and severally agree to cause the Borrowers and Guarantors to perform and observe their covenants, agreements and obligations under said Section 9, so long as the Obligations (whether or not due) remain unpaid in full in cash, including without limitation all principal of and accrued and unpaid interest on the Loans.

     6.02. Liens. No Borrower or Guarantor shall create, incur, assume or suffer to exist any Lien on any of its assets or properties including, without limitation, the Collateral, except the Permitted Liens.

     6.03. Indebtedness. No Borrower or Guarantor shall incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligation or Indebtedness, except (a) Indebtedness to Congress under the Congress Loan Agreement or any other Congress Debt Document, (b) Indebtedness permitted under the Congress Loan Agreement but only to the extent such Indebtedness exists as of the date hereof, and (c) Indebtedness permitted under the Loan Documents.

     6.04. Interim Order; Final Order; Administrative Priority; Lien Priority; Payment of Claims.

     (a) Without the prior written consent of the Lenders, no Borrower or Guarantor shall at any time seek, consent to or suffer to exist any modification, stay, vacation or amendment of the Interim Order, the Final Order or the Congress Financing Order.

     (b) No Borrower or Guarantor shall at any time suffer to exist a priority for any administrative expense or unsecured claim (including, without limitation, any reclamation claim) against any Borrower or Guarantor now existing or hereafter arising of any kind or nature whatsoever (including, without limitation, any administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code) equal or superior to the priority of the Lenders in respect of the Obligations, except as set forth in the Order.

     (c) No Borrower or Guarantor shall at any time suffer to exist any Lien on the Collateral having a priority equal or superior to the Liens in respect of the Collateral granted to the Lenders hereby, except for Permitted Liens.

     6.05. Overadvances; Budget; No Amendment; Financial Covenants. (a) Without the prior written consent of the Lenders, (i) no Borrower or Guarantor shall request, incur, create, assume, become or be liable in any manner with respect to, or permit to exist any advance under the Congress Loan Agreement or other Congress Debt Documents (whether by means of a revolving credit loan, issuance of a letter of credit or other form of Indebtedness) that (A) is not expressly contemplated by, consistent with, and permitted under, the Budget, or (B) would, after giving effect thereto, cause all such advances under the Congress Loan Agreement or other Congress Debt Documents to exceed the aggregate amount of advances permitted under the borrowing base formula in effect under the Congress Loan Agreement as of the Closing Date (the "Existing Formula") and (ii) no Borrower or Guarantor shall request, permit or consent to any waiver, modification or amendment to the Budget, the Existing Formula or any other provision of the Congress Loan Agreement or the other Congress Debt Documents.

     (b) Without limiting the generality of Section 6.05(a), without the prior written consent of the Lenders, the aggregate outstanding amount of any and all advances under the Congress Loan Agreement and the other Congress Debt Documents (whether by means of a revolving credit loan, issuance of a letter of credit or other form of Indebtedness), as of each day set forth on Schedule VI to this Agreement, shall not exceed the amount set forth opposite such day as set forth on Schedule VI. Not later than 5 days following each date set forth on Schedule VI hereto, Borrowers and Guarantors shall deliver to the Lenders a certificate of the Designated Financial Officer setting forth the balance of all outstanding advances under the Congress Loan Agreement and the other Congress Debt Documents as of such date.

     6.06. Replacement of Schedule VI. Not later than 30 days prior to the end of the period covered by Schedule VI hereto, Borrowers and Guarantors shall deliver to the Lenders a proposed replacement Schedule VI for the 60-day period following the last date set forth on the then current Schedule VI to this Agreement, which shall be in form and substance acceptable to the Lenders.
Upon the written approval by the Lenders of any such proposed replacement
Schedule VI, such replacement Schedule VI shall, for all purposes hereof, be deemed to be a part of this Agreement.

                                  ARTICLE VII


                                    DEFAULTS

     7.01. Events of Default. An Event of Default shall mean the occurrence or existence of one or more of the following events or conditions (whatever the reason for such Event of Default and whether voluntary, involuntary or effected by operation of law):

           (a) The Borrowers shall fail to pay when due any of the Obligations;
      or

           (b) Any representation or warranty made by the Borrowers or Guarantors under this Agreement or any other Loan Document or any statement made by the Borrowers or Guarantors in any financial statement, certificate, report or document furnished to any Lender pursuant to or in connection with this Agreement or any other Loan Document, shall prove to have been false or misleading in any material respect as of the time when made (including by omission of material information necessary to make such representation, warranty or statement, in light of the circumstances under which it was made, not misleading), or any of the Borrowers or Guarantors shall fail to observe or perform any of the covenants or provisions contained in this Agreement or any of the other Loan Documents; or

           (c) Any "Event of Default" shall have occurred under the Congress Loan Agreement; or

           (d) Any Congress Debt Document shall be amended, waived, modified or supplemented subsequent to the date hereof without the prior written consent of the Lenders; or

           (e) The Calvin Klein License shall cease to be in effect or shall be terminated; or

           (f) Except for the Case, any Borrower or any Guarantor (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any Borrower or any Guarantor or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (f); or

           (g) Except for the Case, any proceeding shall be instituted against any Borrower or any Guarantor seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any Borrower or any Guarantor or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 45 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or

           (h) Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Borrower or any Guarantor, or a proceeding shall be commenced by any of the Borrowers, or by any Governmental Authority or other regulatory body having jurisdiction over any Borrower or any Guarantor, seeking to establish the invalidity or unenforceability thereof, or any Borrower or any Guarantor shall deny in writing that such Borrower or any Guarantor has any liability or obligation purported to be created under any Loan Document; or

           (i) The security interests purported to be created by this Agreement, the Order and/or any other Loan Document shall cease to be, or shall be asserted by any Borrower or any of the Guarantors not to be, a valid, perfected, first priority security interest in the Collateral covered thereby, subordinate to no other Lien except for Permitted Liens; or

           (j) The Guarantee shall cease to be, or shall be asserted by any Borrower or any Guarantor not to be, in full force and effect and enforceable in accordance with its terms, or any of the Borrowers or the Guarantors shall contest or deny in writing the validity or enforceability of any of the Obligations;

           (k) Any Borrower or Guarantor shall, without the prior written consent of the Lenders, (i) request, incur, create, assume, become or be liable in any manner with respect to, or permit to exist any advance under the Congress Loan Agreement or other Congress Debt Documents (whether by means of a revolving credit loan, issuance of a letter of credit or other form of Indebtedness) that would, after giving effect thereto, cause all such advances under the Congress Loan Agreement or other Congress Debt Documents to exceed the aggregate amount of advances permitted under the Existing Formula or (ii) request, permit or consent to any waiver, modification or amendment to the Existing Formula or any other provision of the Congress Loan Agreement or the other Congress Debt Documents;

           (l) Any Debtor shall fail to comply or shall default in the performance of any term of the Order;

           (m) The Bankruptcy Court shall enter an order appointing a trustee, an examiner with enlarged powers, or any other fiduciary for any Debtor or any property of any Debtor's estate;

           (n) The Bankruptcy Court or any other court with jurisdiction in the matter shall enter an order modifying, reversing, revoking, staying, rescinding, vacating, or amending the Order or any of the other Loan Documents, without Lenders' express prior written consent (and no such consent shall be implied from any other action, inaction, or acquiescence of Lenders) or any Debtor shall make a motion or application to do so (except following Lenders' prior written request);

           (o) Any person shall file a plan of reorganization in the Case which does not provide for the full and final repayment of all Obligations upon the effectiveness of such plan, unless Lenders have joined in or consented to such plan in writing;

           (p) Any motion or application is filed in the Case which seeks approval for or allowance of any claim, lien, security interest ranking equal or senior in priority to the claims, liens and security interests of Lenders under the Order or the other Loan Documents (and in the case of such motion or application filed by any Person other than Debtors, such motion or application is not dismissed by order of the Bankruptcy Court within 10 days after it is filed), or any such equal or prior claim, lien, or security interest shall be established in any manner, except, in either case, as expressly permitted under the Order, the other Loan Documents, the Congress Financing Order, the other Congress Debt Documents and the Intercreditor Agreement;

           (q) Except for expiration or termination in accordance with the Order or the terms of the other Loan Documents, any of the Loan Documents or any lien or security interest of Lenders created thereunder shall cease for any reason to be in full force and effect or to have the priority provided in the Order, or any motion or application shall be filed or adversary proceeding commenced in the Case to challenge the validity, enforceability, perfection, or priority of any of the Loan Documents or any of such liens and security interests (and in the case of any such motion, application, or proceeding filed or commenced by any Person other than Debtors, such motion, application, or proceeding is not dismissed by order of the Bankruptcy Court within 10 days after it is filed or commenced);

           (r) The automatic stay under section 362 of the Bankruptcy Code as to any Debtor or its estate shall be modified or vacated for any secured claim or claims to the extent that as a result thereof enforcement of such claim against property of any Debtor would be permitted;

           (s) The Bankruptcy Court enters an order dismissing the Case or converting the Case to a case under Chapter 7 of the Bankruptcy Code;

           (t) The Interim Order shall cease to be in full force and effect and the Final Order shall not have been entered by the Bankruptcy Court prior to such cessation; or

           (u) The Bankruptcy Court shall not have entered the Final Order on or before October 27, 1997, or the Final Order shall cease to be in full force and effect from and after the date of entry thereof by the Bankruptcy Court.

     7.02. Consequences of an Event of Default. If an Event of Default shall occur and be continuing or shall exist, the Lenders may by notice to the Borrowers,

           (a) declare all Obligations, including, without limitation the Loans, all interest thereon and all other amounts, to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers, and an action therefor shall immediately accrue; or

           (b) give notice to the Borrowers of the occurrence and continuance of an Event of Default;

provided, however, that upon the occurrence of any Event of Default described in subsections (f) or (g) of Section 7.01, all Obligations, including, without limitation, the Loans, all interest thereon and all other amounts, shall immediately become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers.

     7.03. Certain Remedies. If an Event of Default occurs, the Lenders may exercise all rights and remedies which they may have hereunder or under any other Loan Document or at law or in equity or otherwise. All such remedies shall be cumulative and not exclusive.

                                  ARTICLE VIII


                                   GUARANTEE

     8.01. Guarantee. Each of the Guarantors, for consideration received, jointly and severally unconditionally and irrevocably guarantees to the Lenders the due and punctual payment of the Obligations, whether or not allowed or allowable as a claim in any proceeding commenced under any Bankruptcy Law, and whether or not recovery of any such obligation or liability may be barred by a statute of limitations or such obligation or liability may otherwise be unenforceable. All Obligations shall be conclusively presumed to have been created in reliance on the Guarantee. The Guarantee is a continuing guaranty of the Obligations and may not be revoked and shall not otherwise terminate unless and until any and all Obligations have been indefeasibly paid and performed in full, in cash. Nothing contained in this Article VIII shall be deemed to limit in any way the terms of the Order.

     8.02. Nature of Guarantee. The liability of each Guarantor under the Guarantee is independent of and not in consideration of or contingent upon the liability of the Borrowers or any other Guarantor and a separate action or actions may be brought and prosecuted against any Guarantor, whether or not any action is brought or prosecuted against the Borrowers or any other Guarantor or whether any Borrower or any other Guarantor is joined in any such action or actions. The Guarantee given by each Guarantor shall be construed as a continuing, absolute and unconditional guaranty of payment (and not merely of collection) without regard to:

     (a) the legality, validity or enforceability of the Term Notes, this Agreement or any other Loan Document, any of the Obligations, any Lien on Collateral, the security interest granted under this Agreement or any Loan Document or the Guarantee given by any other Guarantor;

     (b) any defense (other than payment), set-off or counterclaim that may at any time be available to the Borrowers or any other Guarantor against, and any right of setoff at any time held by, the Lenders; or

     (c) any other circumstance whatsoever (with or without notice to or knowledge of any Guarantor or any Borrower), whether or not similar to any of the foregoing, that constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers or any other Guarantor, in bankruptcy or in any other instance.

     Any payment by any Borrower or any Guarantor or other circumstance that operates to toll any statute of limitations applicable to such Persons shall also operate to toll the statute of limitations applicable to each Guarantor.

     8.03. Authorization. Each Guarantor authorizes the Lenders, without notice to or further assent by such Guarantor, and without affecting any Guarantor's liability hereunder (regardless of whether any subrogation or similar right that such Guarantor may have or any other right or remedy of such Guarantor is extinguished or impaired), from time to time to do any or all of the following:

     (a) permit the Borrowers to increase or create Obligations, or terminate, release, compromise, subordinate, extend, accelerate or otherwise change the amount or time, manner or place of payment of, or rescind any demand for payment or acceleration of, the Obligations or any part thereof, consent or enter into supplemental loan agreements or otherwise amend the terms and conditions of the Loan Documents or any provision thereof;

     (b) take and hold Collateral from the Borrowers or any other Person, perfect or refrain from perfecting a Lien on such Collateral, and exchange, enforce, subordinate, release (whether intentionally or unintentionally), or take or fail to take any other action in respect of, any such Collateral or Lien or any part thereof;

     (c) exercise in such manner and order as they elect in their sole discretion, fail to exercise, waive, suspend, terminate or suffer expiration of, any of the remedies or rights of the Lenders against the Borrowers or any Guarantor in respect of any Obligation or any Collateral;

     (d) release, add or settle with any Guarantor or any Borrower in respect of the Guarantee or the Obligations;

     (e) accept partial payments on the Obligations and apply any and all payments or recoveries from any Guarantor or any Borrower or Collateral to such of the Obligations as Lenders may elect in their sole discretion, whether or not such Obligations are secured or guaranteed;

     (f) refund at any time, at Lenders' sole discretion, any payments or recoveries received by Lenders in respect of any Obligations or Collateral; and

     (g) otherwise deal with any Borrower, any Guarantor and any Collateral as Lenders may elect in their sole discretion.

     8.04. Right to Demand Full Performance. In the event of any demand for payment or performance by Lenders from any Guarantor hereunder, Lenders shall have the right to demand their full claims and to receive all dividends or other payments in respect thereof until the Obligations have been paid in full, and the Guarantors shall continue to be jointly and severally liable hereunder for any balance which may be owing to Lenders by the Borrowers under this Agreement, the Term Notes or any other Loan Document. The retention by the Lenders of any security, prior to the realization by the Lenders of their rights to such security upon foreclosure thereon, shall not, as between the Lenders and any Guarantor, be considered as a purchase of such security, or as payment, satisfaction or reduction of the Obligations due to the Lenders by the Borrowers or any part thereof. Without limiting Section 9.05 or any other provision of this Agreement, each Guarantor, promptly after demand, will reimburse the Lenders for all costs and expenses of collecting such amount under, or enforcing this Guarantee, including, without limitation, the reasonable fees and expenses of counsel.

     8.05. Certain Waivers.  Each Guarantor waives:

     (a) the right to require the Lenders to proceed against the Borrowers or any other Guarantor, to proceed against or exhaust any Collateral or to pursue any other remedy in Lenders' power whatsoever and the right to have the property of any Borrower or any other Guarantor first applied to the discharge of the Obligations;

     (b) all rights and benefits under applicable law purporting to reduce a guarantor's obligations in proportion to the obligation of the principal or providing that the obligation of a surety or guarantor must neither be larger nor in other respects more burdensome than that of the principal;

     (c) the benefit of any statute of limitations affecting the Obligations or any Guarantor's liability hereunder;

     (d) any requirement of marshaling or any other principle of election of remedies;

     (e) any right to assert against the Lenders any defense (legal or equitable), set-off, counterclaim and other right that any Guarantor may now or any time hereafter have against any Borrower or any other Guarantor;

     (f) presentment, demand for payment or performance (including diligence in making demands hereunder), notice of dishonor or nonperformance, protest, acceptance and notice of acceptance of this Guarantee, and, except to the extent expressly required by the Loan Documents, all other notices of any kind, including (i) notice of any action taken or omitted by the Lenders in reliance hereon, (ii) notice of any default by the Borrowers or any other Guarantor, (iii) notice that any portion of the Obligations is due, (iv) notice of any action against the Borrowers or any other Guarantor, or any enforcement of other action with respect to any Collateral, or the assertion of any right of the Lenders hereunder; and

     (g) all defenses that at any time may be available to any Guarantor by virtue of any valuation, stay, moratorium or other law now or hereafter in effect.

     8.06. The Guarantors Remain Obligated in Event the Borrowers Are No Longer Obligated to Discharge Obligations. It is the express intention of the Lenders and the Guarantors that if for any reason any Borrower has no legal existence, is or becomes under no legal obligation to discharge the Obligations owing to the Lenders by the Borrowers or if any of the Obligations owing by the Borrowers to the Lenders becomes irrecoverable from any Borrower by operation of law or for any reason whatsoever, this Guarantee and the covenants, agreements and obligations of the Guarantors contained in this Article VIII shall nevertheless be binding upon the Guarantors, as principal debtor, until such time as all such Obligations have been paid in full in cash to the Lenders and all Obligations owing to the Lenders by the Borrowers have been discharged, and the Guarantors shall be responsible for the payment thereof to the Lenders upon demand.

     8.07. Severability of Void Obligations under Guarantee. The obligations of any Guarantor hereunder shall be limited to the maximum amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code or any applicable provisions of comparable state law.

     8.08. Guarantee Is in Addition to Other Security. This Guarantee shall be in addition to and not in substitution for any other guarantees or other security which the Lenders may now or hereafter hold in respect of the Obligations owing to the Lenders by the Borrowers and (except as may be required by law) the Lenders shall be under no obligation to marshal in favor of each of the Guarantors any other guarantees or other security or any moneys or other assets which the Lenders may be entitled to receive or upon which any Lender may have a claim.

     8.09. Release of Security Interest. Without limiting the generality of the foregoing, each Guarantor hereby consents and agrees, to the fullest extent permitted by applicable law, that the rights of the Lenders hereunder, and the liability of the Guarantors hereunder, shall not be affected by any and all releases for any purpose of any Collateral from the security interest created by any Loan Document and that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by any Lender upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

     8.10. No Bar to Further Actions. Except as provided by law, no action or proceeding brought or instituted under this Article VIII and the Guarantee and no recovery or judgment in pursuance thereof shall be a bar or defense to any further action or proceeding which may be brought under this Article VIII and the Guarantee by reason of any further default or defaults under this Article VIII and the Guarantee or in the payment of any of the Obligations owing by the Borrowers.

     8.11. Failure to Exercise Rights Shall Not Operate as a Waiver; No Suspension of Remedies.

     (a) No failure to exercise and no delay in exercising, on the part of the Lenders, any right, power, privilege or remedy under this Article VIII and the Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise of any rights, power, privilege or remedy preclude any other or further exercise thereof, or the exercise of any other rights, powers, privileges or remedies. The rights and remedies herein provided for are cumulative and not exclusive of any rights or remedies provided in law or equity.

     (b) Nothing contained in this Article VIII shall limit the right of the Lenders to take any action to accelerate the maturity of the Obligations pursuant to Article VII and as set forth in this Agreement or the other Loan Documents or to pursue any rights or remedies hereunder or thereunder or under applicable law.

     8.12. Lenders' Duties; Notice to Lenders.

     (a) Any provision in this Article VIII or elsewhere in this Agreement or any other Loan Document allowing the Lenders to request any information or to take any action authorized by, or on behalf of any Guarantor, shall be permissive and shall not be obligatory on the Lenders.

     (b) The Lenders shall not be required to inquire into the existence, powers or capacities of any Borrower, any Guarantor or the officers, directors or agents acting or purporting to act on their respective behalf.

     8.13. Successors and Assigns. All terms, agreements and conditions of this Article VIII shall extend to and be binding upon each Guarantor and its successors and permitted assigns and shall inure to the benefit of and may be enforced by the Lenders and their respective successors and assigns.

     8.14. Release of Guarantee. Concurrently with the payment in full in cash of all of the Obligations, the Guarantors shall be released from and relieved of their obligations under this Article VIII. If any of the Obligations are revived and reinstated after the termination of this Guarantee, then all of the obligations of the Guarantors under this Guarantee shall be revived and reinstated as if this Guarantee had not been terminated until such time as the Obligations are paid in full, in cash, and each Guarantor shall enter into an amendment to this Guarantee, reasonably satisfactory to the Lenders, evidencing such revival and reinstatement.

     8.15. Execution of Guarantee. To evidence the Guarantee, each Guarantor hereby agrees to execute a notation relating to the Guarantee to be endorsed on each Term Note. Each Guarantor agrees that this Agreement shall be executed on behalf of each Guarantor by its Chairman of the Board, its President, its Chief Executive Officer, Chief Operating Officer or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries.

     8.16. No Subrogation; Certain Agreements.

     (a) EACH GUARANTOR WAIVES ANY AND ALL RIGHTS OF SUBROGATION, INDEMNITY OR REIMBURSEMENT, AND ANY AND ALL BENEFITS OF AND RIGHTS TO ENFORCE ANY POWER, RIGHT OR REMEDY THAT THE LENDERS MAY NOW OR HEREAFTER HAVE IN RESPECT OF THE OBLIGATIONS AGAINST THE BORROWERS OR ANY OTHER GUARANTOR, ANY AND ALL BENEFITS OF AND RIGHTS TO PARTICIPATE IN ANY COLLATERAL, WHETHER REAL OR PERSONAL PROPERTY, NOW OR HEREAFTER HELD BY THE LENDERS, AND ANY AND ALL OTHER RIGHTS AND CLAIMS (AS DEFINED IN THE BANKRUPTCY CODE) ANY GUARANTOR MAY HAVE AGAINST ANY BORROWER OR ANY OTHER GUARANTOR, UNDER APPLICABLE LAW OR OTHERWISE, AT LAW OR IN EQUITY, BY REASON OF ANY PAYMENT UNDER THE GUARANTEE, UNLESS AND UNTIL THE OBLIGATIONS SHALL HAVE BEEN PAID IN FULL IN CASH.

     (b) Each Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of each other Guarantor and of all other circumstances bearing upon the risk of nonpayment of the Obligations or the Guarantee of any other Guarantor that diligent inquiry would reveal, and agrees that the Lenders shall have no duty to advise any Guarantor of information regarding such condition or any such circumstances.

     8.17. Bankruptcy; No Discharge. (a) Without limiting Section 8.02 or any other provision of this Article VIII, the Guarantee shall not be discharged or otherwise affected by any bankruptcy, reorganization or similar proceeding commenced by or against any Borrower or any other Guarantor, including (i) any discharge of, or bar or stay against collecting, all or any part of the Obligations in or as a result of any such proceeding, whether or not assented to by the Lenders, (ii) any disallowance of all or any portion of any claim for repayment of the Obligations, (iii) any use of cash or other collateral in any such proceeding, (iv) any agreement or stipulation as to adequate protection in any such proceeding, (v) any failure by any Lender to file or enforce a claim against any Borrower or any other Guarantor or its estate in any bankruptcy or reorganization case, (vi) any amendment, modification, stay or cure of any Lender's rights that may occur in any such proceeding, (vii) any election by any Lender under Section 1112(b)(2) of the Bankruptcy Code, or (viii) any borrowing or grant of a Lien under Section 364 of the Bankruptcy Code. Each Guarantor understands and acknowledges that by virtue of this Guarantee, it has specifically assumed any and all risks of any such proceeding with respect to the Borrowers and each other Guarantor.

     (b) Notwithstanding anything in this Article VIII to the contrary, any Event of Default under Section 7.01(f) or (g) of this Agreement shall render all Obligations automatically due and payable for purposes of the Guarantee, without demand on the part of the Lenders.

     (c) Notwithstanding anything to the contrary herein contained, the Guarantee (and any Lien on the Collateral securing the Guarantee or the Obligations) shall continue to be effective or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any or all of the Obligations is rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be restored or returned by any Lender in connection with any bankruptcy, reorganization or similar proceeding involving any Borrower, any other Guarantor or otherwise, if the proceeds of any Collateral are required to be returned by any Lender under any such circumstances, or if any Lender elects to return any such payment or proceeds or any part thereof in its sole discretion, all as though such payment had not been made or such proceeds not been received.

                                   ARTICLE IX


                                 MISCELLANEOUS

     9.01. Holidays. Except as otherwise provided herein, whenever any payment or action to be made or taken hereunder or under the Notes, or the other Loan Documents shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

     9.02. Amendments and Waivers. No amendment or modification of any provision of this Agreement or of any of the Notes or of any other Loan Document shall be effective without the prior written agreement of the Lenders and the Borrowers and Guarantors and no termination or waiver of any provision of this Agreement (including, without limitation, Section 2.05 hereof) or of any of the Term Notes or consent to any departure by the Borrowers and Guarantors therefrom, shall in any event be effective without the written concurrence of the Lenders, which the Lenders shall have the right to grant or withhold at their sole discretion. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrowers or the Guarantors in any case shall entitle the Borrowers or Guarantors to any other or further notice or demand in similar or other circumstances.

     9.03. No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of the Lenders in exercising any right, power or privilege under this Agreement, the Notes or any other Loan Document shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Lenders under this Agreement, the Term Notes and the other Loan Documents are cumulative and not exclusive of any rights or remedies which the Lenders have hereunder or thereunder or at law or in equity or otherwise. The Lenders may exercise their rights and remedies against the Borrowers, the Guarantors and the Collateral as the Lenders may elect, and regardless of the existence or adequacy of any other right or remedy.

     9.04. Notices.

           (a) Unless otherwise provided herein, all notices, requests, demands, directions and other communications (collectively "notices") under the provisions of this Agreement, the Term Notes or any other Loan Document shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied, or delivered and shall be effective (i) if mailed, three days after being deposited in the mails, (ii) if telecopied, when sent, confirmation received and (iii) if delivered, upon delivery. All notices shall be sent to the applicable party at the address stated on the signature page hereof or in accordance with the last unrevoked written direction from such party to the other parties hereto.

           (b) Without limiting Section 9.06 or any other provision of this Agreement, the Lenders may rely, and shall be fully protected in relying, on any notice purportedly made by or on behalf of the Borrowers or the Guarantors and the Lenders shall have no duty to verify the identity or authority of any Person giving such notice. The preceding sentence shall apply to all notices whether or not made in a manner authorized or required by this Agreement or any other Loan Document.

     9.05. Expenses; Taxes; Attorneys' Fees; Indemnification. The Borrowers agree to pay or cause to be paid, on demand, and to save the Lenders harmless against liability for the payment of, all reasonable out-of-pocket expenses, regardless of whether the transactions contemplated hereby are consummated, including but not limited to reasonable fees and expenses of counsel for the Lenders, accounting, due diligence, periodic field audits, investigation, monitoring of assets, miscellaneous disbursements, examination, travel, lodging and meals, incurred by the Lenders from time to time arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents, (b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of any of the Lenders' rights under this Agreement or the other Loan Documents, (d) the defense of any claim or action asserted or brought against any Lender by any Person that arises from or relates to this Agreement, any other Loan Document, such Lender's claims against the Borrowers or the Guarantors, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document, (f) the filing of any petition, complaint, answer, motion or other pleading by any Lender, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document, (h) any attempt to enforce any lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document, (i) any attempt to collect from the Borrowers or the Guarantors, (j) the receipt of any advice with respect to any of the foregoing, (k) all Environmental Liabilities and Costs arising from or in connection with the past, present or future operations of any of the Borrowers or any of the Guarantors involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property, (l) any costs or liabilities incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any facility of the Borrowers, the Guarantors or their respective Subsidiaries, or (m) any costs or liabilities incurred in connection with any Environmental Lien. Without limitation of the foregoing or any other provision of any Loan Document: (x) the Borrowers agree to pay all stamp, document, transfer, recording or filing taxes or fees (including, without limitation, mortgage recording taxes) and similar impositions now or hereafter determined by the Lenders to be payable in connection with this Agreement or any other Loan Document, and the Borrowers agree to indemnify and hold the Lenders harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, and (y) if the Borrowers or the Guarantors fail to perform any covenant or agreement contained herein or in any other Loan Document, any Lender may itself perform or cause performance of such covenant or agreement, and the expenses of such Lender incurred in connection therewith shall be reimbursed on demand by the Borrowers. The Borrowers agree to indemnify and defend the Lenders and their directors, officers, employees, affiliates, partners, shareholders, counsel and agents and any affiliate of any of the foregoing (collectively, the "Indemnified Parties") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, costs or expenses of any nature whatsoever (including, without limitation, fees, expenses and disbursements of counsel and amounts paid in settlement) incurred by, imposed upon or asserted against any of them arising out of or by reason of any investigation, litigation or other proceeding brought or threatened relating to, or otherwise arising out of or relating to, the execution of this Agreement, the Letter Agreement or any other Loan Document, the transactions contemplated hereby or thereby or any Loan or proposed Loan hereunder (including, but without limitation, any use made or proposed to be made by the Borrowers, the Guarantors or any of their Affiliates of the proceeds of any thereof, or the delivery or use or transfer of or the payment or failure to pay under any Loan) but excluding any such losses, liabilities, claims, damages, costs or expenses to the extent finally judicially determined, by a final and non-appealable order of a court of competent jurisdiction, to have directly resulted directly from the gross negligence or willful misconduct of the Indemnified Party.

     9.06. Several and Not Joint; Limited Liability. (a) Notwithstanding anything herein or in any other Loan Document to the contrary, or any document or instrument executed and delivered in connection herewith, the parties hereto agree that the obligations, liabilities and indemnities of each Lender hereunder shall be several and not joint, and no Lender shall have any liability hereunder for any breach by any other Lender of any obligation of such Lender set forth herein or in any other Loan Document.

     (b) The Borrowers and Guarantors hereby acknowledge and agree that neither this Agreement nor any other Loan Document is being executed on behalf of the partners of any Lender that is a limited partnership as individuals and the obligations of this Agreement are not binding upon any of the partners, officers, employees or beneficiaries of such Lender individually but are binding only upon the assets and property of such Lender, and the Borrowers and Guarantors agrees that no beneficiary, partner, employee or officer of such Lender may be held personally liable or responsible for any obligations of such Lender arising out of this Agreement or any other Loan Document. With respect to obligations of each Lender arising out of this Agreement or any other Loan Document, the Borrowers and Guarantors shall look for payment or satisfaction of any claim solely to the assets and property of such Lender.

     (c) Magten represents and warrants to the Borrowers and Guarantors that it has full power and authority to execute and deliver this Agreement and each other Loan Document as agent or as general partner, as applicable, for the Lenders on whose behalf Magten is executing this Agreement as set forth on the signature pages hereto. Except for the foregoing representations and warranties, the Borrowers and Guarantors hereby acknowledge and agree that Magten shall not have any personal obligation or liability to the Borrowers and Guarantors under this Agreement or any other Loan Document but that it is acting solely for and on behalf of the aforementioned Lenders, and without limiting the generality of the foregoing, the Borrowers and Guarantors shall have no recourse against Magten for the performance or satisfaction of any obligation under this Agreement or any other Loan Document, but shall look for payment or satisfaction of any claim arising under this Agreement or any other Loan Document solely to the assets and properties of the Lenders.

     9.07. Application. Except to the extent, if any, expressly set forth in this Agreement or in the Loan Documents, each Lender shall have the right to apply any payment received or applied by it in connection with the Obligations to such of the Obligations then due and payable as it may elect.

     9.08. Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

     9.09. Governing Law. This Agreement and the Term Notes shall be deemed to be contracts under the laws of the State of New York, without regard to choice of law principles, and for all purposes shall be governed by and construed and enforced in accordance with the laws of said State.

     9.10. Prior Understandings. This Agreement supersedes all prior understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein, other than the Interim Order and the Final Order.

     9.11. Duration; Survival. All representations and warranties of the Borrowers and Guarantors contained herein or made in connection herewith shall survive the making of the Loans and shall not be waived by the execution and delivery of this Agreement, the Term Notes or any other Loan Document, any investigation by or knowledge of the Lenders, the making of any Loan hereunder, or any other event whatsoever. All covenants and agreements of the Borrowers and the Guarantors contained herein shall continue in full force and effect from and after the date hereof so long as the Borrowers may borrow hereunder and until the Obligations have been paid in full in cash. Without limitation, it is understood that all obligations of the Borrowers and the Guarantors to make payments to or indemnify the Lenders (including, without limitation, obligations arising under Section 9.05 hereof) shall survive the payment in full of the Term Notes and all Obligations and of all other obligations of the Borrowers and the Guarantors thereunder and hereunder, termination of this Agreement and all other events whatsoever and whether or not any Loans are made hereunder.

     9.12. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

     9.13. Successors and Assigns. This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that the Borrowers and the Guarantors may not assign or transfer any of their rights hereunder or thereunder without the prior written consent of the Lenders.

     9.14. Waiver of Jury Trial. BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS AND THE GUARANTORS, AND THE LENDERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, THE TERM NOTES OR ANY OTHER LOAN DOCUMENT, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LENDERS OR ANY

BORROWER OR GUARANTOR IN CONNECTION HEREWITH OR THEREWITH. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY HERETO TO ENTER INTO THIS AGREEMENT.

     9.15. Right of Setoff. Upon the occurrence and during the continuance of any Event of Default, each Lender may, and is hereby authorized to, at any time from time to time, without notice to the Borrowers or the Guarantors (any such notice being expressly waived by the Borrowers and the Guarantors) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provision or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrowers and the Guarantors against any and all Obligations of the Borrowers or the Guarantors now or hereafter existing under the Loan Documents, irrespective of whether or not such Lender shall have made any demand hereunder or thereunder and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrowers and the Guarantors after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Lenders under this Section 9.15 are in addition to the other rights and remedies (including, without limitation, other rights of setoff under applicable law or otherwise) which the Lenders may have.

     9.16. Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.

                                             BORROWERS:
                                             THE RUG BARN, INC.
                                             By:
                                                --------------------------------
                                                 Name:  Jay Baker
                                                 Title: Chief Financial Officer


                                             Address for Notices:
                                             --------------------
                                             Highway 28 Bypass
                                             Industrial Park Road
                                             Abbeville, SC  29620


                                             HOME INNOVATIONS, INC.
                                             By:
                                                -------------------
                                                 Name:  Jay Baker
                                                 Title: Chief Financial Officer

                                             Address for Notices:
                                             --------------------
                                             346 East Plaza Drive
                                             P.O. Box 297
                                             Mooresville, NC  28115

                                             DHA HOME, INC.
                                             By:
                                                 ------------------
                                                 Name:  Jay Baker
                                                 Title: Chief Financial Officer


                                             Address for Notices:
                                             --------------------
                                             346 East Plaza Drive
                                             P.O. Box 297
                                             Mooresville, NC  28115
                                             R.A. BRIGGS AND COMPANY
                                             By:
                                                 ------------------
                                                 Name:  Jay Baker
                                                 Title: Chief Financial Officer


                                             Address for Notices:
                                             143 Main Street
                                             Lake Zurich, IL  60047

                                             With a copy to:


                                             Katten, Muchin & Zavis
                                             525 West Monroe Street
                                             Suite 1600
                                             Chicago, IL  60661
                                             Attention:   David R. Shevitz
                                             Telephone:   (312) 902-5200
                                             Telecopier:  (312) 902-1061

                                             GUARANTORS:

                                             DECORATIVE HOME ACCENTS, INC.

                                             By:
                                                 -------------------------
                                                 Name:   Jay Baker
                                                 Title:  Chief Financial Officer


                                             Address for Notices:
                                             --------------------
                                             Highway 28 Bypass
                                             Industrial Park Road
                                             Abbeville, SC  29620

                                             DRAYMORE MFG. CORP.

                                             By:
                                                 ------------------------
                                                 Name:  Jay Baker
                                                 Title: Chief Financial Officer


                                             Address for Notices:
                                             --------------------
                                             346 East Plaza Drive
                                             Mooresville, NC  28115

                                             HOME INNOVATIONS, INC.

                                             By:
                                                -------------------------
                                                Name:  Jay Baker
                                                Title: Chief Financial Officer


                                             Address for Notices:
                                             --------------------
                                             346 East Plaza Drive
                                             Mooresville, NC  28115

                                             With a copy to:


                                             Katten, Muchin & Zavis
                                             525 West Monroe Street
                                             Suite 1600
                                             Chicago, IL  60661
                                             Attention:   David R. Shevitz
                                             Telephone:   (312) 902-5200
                                             Telecopier:  (312) 902-1061

LENDERS:

MELLON BANK, N.A., solely in its capacity as        Percentage Interest:  37.25%
Trustee for GENERAL MOTORS EMPLOYEES DOMESTIC
GROUP PENSION TRUST (as directed by Magten Asset
Management Corp. and not in its individual capacity)

By:
    --------------------------
    Name:
    Title:

Address for Notices:
--------------------

c/o Magten Asset Management
35 East 21st Street
New York, NY  10010
Attention: Robert Capozzi
Telephone: (212) 529-6600
Telecopier: (212) 505-0484

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson
One New York Plaza
New York, NY  10004
Attention:   Brad Eric Scheler
             Lawrence A. First
Telephone: (212) 859-8000
Telecopier: (212) 859-4000

HUGHES MASTER RETIREMENT TRUST                      Percentage Interest:  17.00%

By: MAGTEN ASSET MANAGEMENT
    CORP., as its attorney-in-fact

    By:
        ----------------------
        Robert Capozzi
        Managing Director

Address for Notices:
--------------------

c/o Magten Asset Management Corp.
35 East 21st Street
New York, New York  10010
Attention: Robert Capozzi
Telephone: (212) 529-6600
Telecopier: (212) 505-0484

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson
One New York Plaza
New York, New York  10004
Attention:  Brad Eric Scheler
            Lawrence A. First
Telephone: (212) 859-8000
Telecopier: (212) 859-4000

DEPARTMENT OF PENSIONS - CITY OF                    Percentage Interest:  21.40%
LOS ANGELES

By: MAGTEN ASSET MANAGEMENT CORP., as its
    attorney-in-fact

    By: Robert Capozzi
        -----------------
        Managing Director

Address for Notices:
--------------------

Use same address as for HUGHES MASTER
RETIREMENT TRUST.

MAGTEN OFFSHORE FUND LTD.                            Percentage Interest:  3.50%

By:   MAGTEN ASSET MANAGEMENT
      CORP., as its attorney-in-fact

      By:
          -----------------
          Robert Capozzi
          Managing Director

Address for Notices:
--------------------

Use same address as for HUGHES MASTER
RETIREMENT TRUST.

MAGTEN PARTNERS, L.P.
                                                     Percentage Interest:  3.67%
By:   MAGTEN ASSET MANAGEMENT
      CORP., its General Partner

      By:
           -------------------
           Robert Capozzi
           Managing Director

Address for Notices:
--------------------
Use same address as for HUGHES MASTER RETIREMENT
TRUST.

MAGTEN GROUP TRUST                                   Percentage Interest:  2.37%

By:  MAGTEN ASSET MANAGEMENT
     CORP., as its attorney-in-fact

By:
    -------------------
    Robert Capozzi
    Managing Director

                                                    CUSTODIAL TRUST COMPANY

                                                    By:
                                                       --------------------
                                                       Name:
                                                       Title:

Address for Notices:
--------------------
Use same address as for HUGHES MASTER
RETIREMENT TRUST.

NAVY EXCHANGE SERVICE                                Percentage Interest:  6.93%
COMMAND RETIREMENT TRUST

By: MAGTEN ASSET MANAGEMENT
    CORP., as its attorney-in-fact

    By: Robert Capozzi
        ----------------
        Managing Director

Address for Notices:
--------------------
Use same address as for HUGHES MASTER
RETIREMENT TRUST.

WESTERN UNION PENSION TRUST                          Percentage Interest:  5.38%

By: MAGTEN ASSET MANAGEMENT
    CORP., as its attorney-in-fact


    By:
       ---------------
       Robert Capozzi
       Managing Director

Address for Notices:
--------------------

Use same address as for HUGHES MASTER
RETIREMENT TRUST.

SATURN FUND LTD.                                     Percentage Interest:  2.50%

By:  MAGTEN ASSET MANAGEMENT
     CORP., as its attorney-in-fact

By:
     ---------------
     Robert Capozzi
     Managing Director

Address for Notices:
--------------------
Use same address as for HUGHES MASTER
RETIREMENT TRUST.